Exhibit (a)(20)


V I R G I N I A:

               IN THE CIRCUIT COURT FOR THE CITY OF BUENA VISTA

ARVINMERITOR, INC.                        )
                                          )
AND                                       )
                                          )
DELTA ACQUISITION CORP.,                  )
                                          )
                                          )
      COMPLAINANTS,                       )     CHANCERY NO. CH 03000037-00
                                          )
V.                                        )
                                          )
DANA CORPORATION,                         )
JOSEPH M. MAGLIOCHETTI,                   )
BENJAMIN F. BAILAR, A. CHARLES            )
BAILLIE, EDMUND M. CARPENTER,             )
ERIC CLARK, GLEN H. HINER,                )
JAMES P. KELLY, MARILYN R. MARKS,         )
RICHARD B. PRIORY, FERNANDO M.            )
SENDEROS, AND CHERYL W. GRISE,            )
                                          )
      DEFENDANTS.                         )


                                    ANSWER

      Come now Joseph M. Magliochetti, Benjamin F. Bailar, A. Charles Baillie, Edmund M. Carpenter, Eric Clark, Glen H. Hiner, James P. Kelly, Marilyn R. Marks, Richard B. Priory, Fernando M. Senderos, and Cheryl W. Grise (collectively, "Directors") and Dana Corporation ("Dana") (collectively, "Defendants"), by counsel, and answer the First Amended and Supplemental Bill of Complaint for Injunctive and Declaratory Relief ("Amended Complaint") filed by plaintiffs ArvinMeritor, Inc. and Delta Acquisition Corp. (collectively, "ArvinMeritor" or "Plaintiffs") as follows:

     1. Deny the allegations of paragraph 1 of the Amended Complaint, except admit that on July 9, 2003, ArvinMeritor commenced a tender offer for all of the outstanding shares of

Dana common stock for the price of $15.00 per share in cash ("Offer"), and that, according to its public filings, ArvinMeritor will need, among other things, to procure at least $3.7 billion in financing to complete the merger it proposes, and aver that the Offer provides Dana's shareholders no premium over the closing price of Dana's stock on July 8, 2003, the day before the Offer was commenced.

     2. Deny the allegations of paragraph 2 of the Amended Complaint.

     3. Deny the allegations of paragraph 3 of the Amended Complaint.

     4. Deny the allegations of paragraph 4 of the Amended Complaint, except admit that the Independent Committee was formed on July 18, 2003, that ArvinMeritor's Chairman and Chief Executive Officer Larry Yost sent a letter dated July 28, 2003 to the members of the Independent Committee, and that Joseph Magliochetti, Dana's Chairman and Chief Executive Officer, and Glen Hiner, Chairman of the Independent Committee, sent Yost a letter dated July 30, 2003, and respectfully refer the Court to those two letters for the full and complete contents thereof.

     5. Deny the allegations of paragraph 5 of the Amended Complaint, except admit that the Independent Committee was formed on July 18, 2003.

     6. Deny the allegations of paragraph 6 of the Amended Complaint, except admit that Skadden, Arps, Slate, Meagher & Flom LLP was retained as special counsel to the Independent Committee.

     7. Deny the allegations of paragraph 7 of the Amended Complaint.

     8. Deny the allegations of paragraph 8 of the Amended Complaint.

     9. Deny the allegations of paragraph 9 of the Amended Complaint, except admit that the Independent Committee has retained legal counsel and has not retained a financial advisor,


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

and respectfully refer the Court to Dana's Schedule 14D-9 for Dana's understanding of the substance of Deutsche Bank's interactions with ArvinMeritor.

     10. Deny the allegations of paragraph 10 of the Amended Complaint.

     11. Deny the allegations of paragraph 11 of the Amended Complaint.

     12. Deny the allegations of paragraph 12 of the Amended Complaint.

     13. Deny knowledge and information sufficient to form a belief as to the truth of the allegations of the first two sentences of paragraph 13 of the Amended Complaint, and deny the allegations of the third sentence of paragraph 13 of the Amended Complaint.

     14. Deny the allegations of paragraph 14 of the Amended Complaint, except admit that: (a) on July 22, 2003, Dana filed a Schedule 14D-9 with the SEC; (b) on July 23, 2003, Dana filed Amendment No. 1 to its Schedule 14D-9, which superseded and replaced the Schedule 14D-9 filed on July 22, 2003 in its entirety; and (c) both the superseded July 22, 2003 Schedule 14D-9 and the July 23, 2003 Amendment No. 1 set forth the recommendation of Dana's Board of Directors to Dana's shareholders that they decline to tender their shares in response to the Offer, and respectfully refer the Court to those documents for the full and complete contents thereof.

     15. Deny the allegations of paragraph 15 of the Amended Complaint, except aver that no response is required to ArvinMeritor's statement of the relief that it seeks.

     16. Aver that the allegations of paragraph 16 of the Amended Complaint state conclusions of law to which no response is required.

     17. Aver that the allegations of paragraph 17 of the Amended Complaint state conclusions of law to which no response is required, and further aver that a Dana subsidiary


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

owns a facility in Buena Vista, Virginia that assembles light vehicle axles and that has approximately 350 employees.

     18. Deny knowledge and information sufficient to form a belief as to the truth of the allegations of paragraph 18 of the Amended Complaint, except admit that ArvinMeritor has stated in its public filings that it is an Indiana corporation with its headquarters located in Troy, Michigan, and that ArvinMeritor is a global supplier of automotive parts and supplies.

     19. Deny knowledge and information sufficient to form a belief as to the truth of the allegations of paragraph 19 of the Amended Complaint, except admit that ArvinMeritor has stated in its public filings that Delta Acquisition Corp. is a wholly owned subsidiary of ArvinMeritor incorporated under the laws of the Commonwealth of Virginia.

     20. Admit the allegations of paragraph 20 of the Amended Complaint.

     21. Admit the allegations of paragraph 21 of the Amended Complaint.

     22. Admit the allegations of the first sentence of paragraph 22 of the Amended Complaint, deny the allegations of the second sentence of paragraph 22 of the Amended Complaint, and aver that a Dana subsidiary employs approximately 350 employees in Buena Vista, Virginia.

     23. Admit the allegations of the first sentence of paragraph 23 of the Amended Complaint, deny the allegations of the second sentence of paragraph 23 of the Amended Complaint, and aver that none of Dana's consolidated subsidiaries has its principal place of business in Virginia.

     24. Deny the allegations of paragraph 24 of the Amended Complaint, and aver that Dana Corporation does not directly own any real property in Virginia.

     25. Admit the allegations of paragraph 25 of the Amended Complaint.


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

     26. Admit the allegations of paragraph 26 of the Amended Complaint.

     27. Admit the allegations of paragraph 27 of the Amended Complaint.

     28. Admit the allegations of paragraph 28 of the Amended Complaint.

     29. Admit the allegations of paragraph 29 of the Amended Complaint.

     30. Admit the allegations of paragraph 30 of the Amended Complaint.

     31. Admit the allegations of paragraph 31 of the Amended Complaint.

     32. Admit the allegations of paragraph 32 of the Amended Complaint.

     33. Admit the allegations of paragraph 33 of the Amended Complaint.

     34. Admit the allegations of paragraph 34 of the Amended Complaint.

     35. Admit the allegations of paragraph 35 of the Amended Complaint.

     36. Aver that no response is required to paragraph 36 of the Amended Complaint.

     37. Deny the allegations of paragraph 37 of the Amended Complaint, except admit that in the four years prior to the announcement of ArvinMeritor's Offer, the closing price for Dana's stock ranged from $6.31 to $46.25, and that in the months leading up to the public announcement of the Offer, the closing price of Dana's stock had increased from a low of $6.31 on March 14, 2003 to $12.02 by July 7, 2003.

     38. Admit the allegations of paragraph 38 of the Amended Complaint.

     39. Deny the allegations of paragraph 39 of the Amended Complaint, except admit that over the previous two years Dana has been implementing a substantial restructuring program, that Dana's earnings have improved since the inception of the restructuring program in October 2001, and that Dana's stock price rose substantially in the months prior to the public announcement of the Offer, and respectfully refer the Court to the press releases referred to in paragraph 39 of the Amended Complaint for the full and complete contents thereof.


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

     40. Deny the allegations of paragraph 40 of the Amended Complaint, and respectfully refer the Court to the press release referred to therein for the full and complete contents thereof.

     41. Deny the allegations of paragraph 41 of the Amended Complaint, and aver that the Offer provides Dana's shareholders no premium over the closing price of Dana's stock on July 8, 2003, the day before the Offer was commenced.

     42. Deny the allegations of paragraph 42 of the Amended Complaint.

     43. Deny the allegations of paragraph 43 of the Amended Complaint, and respectfully refer the Court to the article cited therein for the full and complete contents thereof.

     44. Deny the allegations of paragraph 44 of the Amended Complaint.

     45. Deny the allegations of paragraph 45 of the Amended Complaint.

     46. Admit the allegations of paragraph 46 of the Amended Complaint.

     47. Deny the allegations of paragraph 47 of the Amended Complaint, and aver that on June 4, 2003, Dana's Chairman and Chief Executive Officer Joseph Magliochetti told Larry Yost, ArvinMeritor's Chairman and Chief Executive Officer, that, although he did not believe there was any interest in pursuing a sale of Dana at that time, he would bring ArvinMeritor's proposal to Dana's Board of Directors.

     48. Deny the allegations of paragraph 48 of the Amended Complaint.

     49. Deny the allegations of paragraph 49 of the Amended Complaint, except admit that Mr. Yost sent Mr. Magliochetti a letter dated June 4, 2003, and respectfully refer the Court to that letter for the full and complete contents thereof.

     50. Deny the allegations of paragraph 50 of the Amended Complaint, and respectfully refer the Court to the letter referred to therein for the full and complete contents thereof.


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

     51. Deny the allegations of paragraph 51 of the Amended Complaint, and respectfully refer the Court to the letter referred to therein for the full and complete contents thereof.

     52. Deny the allegations of paragraph 52 of the Amended Complaint, except admit that, on June 12, 2003, Mr. Magliochetti reported to Mr. Yost the Dana Board of Directors' decision not to enter into discussions with ArvinMeritor, and that Mr. Magliochetti followed up that conversation with a letter to Mr. Yost dated June 12, 2003, and respectfully refer the Court to that letter for the full and complete contents thereof.

     53. Deny the allegations of paragraph 53 of the Amended Complaint, except admit that Mr. Magliochetti's June 12, 2003 letter to Mr. Yost stated that Dana is "aggressively pursuing a strategic business plan which [Dana's Board] believe[s] is the best way to maximize value for [Dana's] shareholders," and respectfully refer the Court to that letter for the full and complete contents thereof.

     54. Admit the allegations in the first sentence of paragraph 54 of the Amended Complaint, deny the allegations in the second sentence of paragraph 54 of the Amended Complaint, and respectfully refer the Court to the letter referred to therein for the full and complete contents thereof.

     55. Deny the allegations of paragraph 55 of the Amended Complaint, except admit that Mr. Yost sent a letter dated June 16, 2003 to Dana's Board of Directors, and respectfully refer the Court to that letter for the full and complete contents thereof.

     56. Deny the allegations of paragraph 56 of the Amended Complaint, and respectfully refer the Court to the letter referred to therein for the full and complete contents thereof.


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

     57. Deny the allegations of paragraph 57 of the Amended Complaint, and aver that the Offer provides Dana's shareholders no premium over the closing price of Dana's stock on July 8, 2003, the day before the Offer was commenced.

     58. Deny the allegations of paragraph 58 of the Amended Complaint, except admit that Mr. Magliochetti sent Mr. Yost a letter dated June 19, 2003, and respectfully refer the Court to that letter for the full and complete contents thereof.

     59. Deny the allegations of paragraph 59 of the Amended Complaint, and respectfully refer the Court to the letter referred to therein for the full and complete contents thereof.

     60. Deny the allegations of paragraph 60 of the Amended Complaint.

     61. Deny knowledge and information sufficient to form a belief as to the truth of the matters asserted in paragraph 61 of the Amended Complaint.

     62. Deny the allegations of paragraph 62 of the Amended Complaint.

     63. Deny the allegations of paragraph 63 of the Amended Complaint, except admit that on July 8, 2003, the Dana Board met and "discussed the process for performing a thorough analysis of the anticipated tender offer when additional information became available."

     64. Deny the allegations of paragraph 64 of the Amended Complaint, except admit that, on July 18, 2003, the Independent Committee was formed and Skadden, Arps, Slate, Meagher & Flom LLP was retained as special counsel to the Independent Committee.

     65. Deny the allegations of paragraph 65 of the Amended Complaint, except admit that the Independent Committee was formed on July 18, 2003.

     66. Deny the allegations of paragraph 66 of the Amended Complaint.

     67. Deny the allegations of paragraph 67 of the Amended Complaint.


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

     68. Deny the allegations of paragraph 68 of the Amended Complaint, except admit that the Independent Committee was formed to, among other things, consider and evaluate possible strategic alternatives.

     69. Deny the allegations of paragraph 69 of the Amended Complaint, except admit that the Independent Committee has retained legal counsel and has not retained a financial advisor, and respectfully refer the Court to Dana's
Schedule 14D-9 for Dana's understanding of the substance of Deutsche Bank's interactions with ArvinMeritor.

     70. Deny the allegations of paragraph 70 of the Amended Complaint, except respectfully refer the Court to Dana's Schedule 14D-9 for Dana's understanding of the substance of Deutsche Bank's interactions with ArvinMeritor.

     71. Deny the allegations of paragraph 71 of the Amended Complaint, except admit that Dana's Board of Directors received financial analyses, presentations, and opinions from Credit Suisse First Boston and Deutsche Bank.

     72. Deny the allegations of paragraph 72 of the Amended Complaint, except admit that Dana retained Goldman Sachs as a financial advisor in connection with the Offer.

     73. Deny the allegations of paragraph 73 of the Amended Complaint, except admit that: (a) on July 22, 2003, Dana filed a Schedule 14D-9 with the SEC; (b) on July 23, 2003, Dana filed Amendment No. 1 to its Schedule 14D-9, which superseded and replaced the Schedule 14D-9 filed on July 22, 2003 in its entirety; and (c) both the superseded July 22, 2003 Schedule 14D-9 and the July 23, 2003 Amendment No. 1 set forth the recommendation of Dana's Board of Directors to Dana's shareholders that they decline to tender their shares in response to the Offer, and respectfully refer the Court to those documents for the full and complete contents thereof.


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

     74. Deny the allegations of paragraph 74 of the Amended Complaint, except admit that Dana conducted an earnings call on July 23, 2003, and respectfully refer the Court to the transcript of that call for the full and complete contents thereof.

     75. Deny the allegations of paragraph 75 of the Amended Complaint.

     76. Deny the allegations of paragraph 76 of the Amended Complaint, except admit that Mr. Yost sent the members of the Independent Committee a letter dated July 28, 2003, and respectfully refer the Court to that letter for the full and complete contents thereof.

     77. Deny the allegations of paragraph 77 of the Amended Complaint, except admit that Mr. Magliochetti and Mr. Hiner sent Mr. Yost a letter dated July 30, 2003, and respectfully refer the Court to that letter for the full and complete contents thereof.

     78. Deny the allegations of paragraph 78 of the Amended Complaint.

     79. Admit the allegations of paragraph 79 of the Amended Complaint, except aver that Dana originally adopted a rights plan in 1986.

     80. Admit the allegations of paragraph 80 of the Amended Complaint.

     81. Deny the allegations of paragraph 81 of the Amended Complaint, except respectfully refer the Court to Dana's Rights Plan for the full and complete contents thereof.

     82. Deny the allegations of paragraph 82 of the Amended Complaint, except respectfully refer the Court to Dana's Rights Plan for the full and complete contents thereof.

     83. Deny the allegations of paragraph 83 of the Amended Complaint, except respectfully refer the Court to Dana's Rights Plan for the full and complete contents thereof.

     84. Deny the allegations of paragraph 84 of the Amended Complaint, except respectfully refer the Court to Dana's Rights Plan for the full and complete contents thereof.

     85. Admit the allegations of paragraph 85 of the Amended Complaint.


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

     86. Deny the allegations of paragraph 86 of the Amended Complaint, except deny knowledge and information sufficient to form a belief as to the truth of what ArvinMeritor "believes."

     87. Deny the allegations of paragraph 87 of the Amended Complaint.

     88. Admit that Dana's Board of Directors has the power to redeem the Rights in the manner set forth in the Rights Plan, and respectfully refer the Court to Dana's Rights Plan for the full and complete contents thereof.

     89. Deny the allegations of paragraph 89 of the Amended Complaint.

     90. Deny the allegations of paragraph 90 of the Amended Complaint, and respectfully refer the Court to Dana's Rights Plan for the full and complete contents thereof.

     91. Repeat and reallege paragraphs 1 through 90 of this Answer as if fully set forth herein.

     92. Aver that the allegations of paragraph 92 of the Amended Complaint state conclusions of law to which no response is required.

     93. Deny the allegations of paragraph 93 of the Amended Complaint.

     94. Deny the allegations of paragraph 94 of the Amended Complaint.

     95. Deny the allegations of paragraph 95 of the Amended Complaint.

     96. Deny the allegations of paragraph 96 of the Amended Complaint.

     97. Repeat and reallege paragraphs 1 through 96 of this Answer as if fully set forth herein.

     98. Aver that the allegations of paragraph 98 of the Amended Complaint state conclusions of law to which no response is required.


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

     99. Aver that the allegations of paragraph 99 of the Amended Complaint state conclusions of law to which no response is required.

     100. Deny the allegations of paragraph 100 of the Amended Complaint.

     101. Deny the allegations of paragraph 101 of the Amended Complaint.

     102. Deny the allegations of paragraph 102 of the Amended Complaint.

     103. Repeat and reallege paragraphs 1 through 102 of this Answer as if fully set forth herein.

     104. Aver that the allegations of paragraph 104 of the Amended Complaint state conclusions of law to which no response is required.

     105. Aver that the allegations of paragraph 105 of the Amended Complaint state conclusions of law to which no response is required.

     106. Deny the allegations of paragraph 106 of the Amended Complaint, except admit that the Independent Committee was formed on July 18, 2003.

     107. Deny the allegations of paragraph 107 of the Amended Complaint, except admit that Skadden, Arps, Slate, Meagher & Flom LLP was retained as special counsel to the Independent Committee.

     108. Deny the allegations of paragraph 108 of the Amended Complaint.

     109. Deny the allegations of paragraph 109 of the Amended Complaint.

     110. Deny the allegations of paragraph 110 of the Amended Complaint.

     111. Deny the allegations of paragraph 111 of the Amended Complaint.

     112. Repeat and reallege paragraphs 1 through 111 of this Answer as if fully set forth herein.


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

     113. Aver that the allegations of paragraph 113 of the Amended Complaint state conclusions of law to which no response is required.

     114. Aver that the allegations of paragraph 114 of the Amended Complaint state conclusions of law to which no response is required.

     115. Deny the allegations of paragraph 115 of the Amended Complaint.

     116. Deny the allegations of paragraph 116 of the Amended Complaint.

     117. Repeat and reallege paragraphs 1 through 116 of this Answer as if fully set forth herein.

     118. Aver that the allegations of paragraph 118 of the Amended Complaint state conclusions of law to which no response is required.

     119. Deny the allegations of paragraph 119 of the Amended Complaint.

     120. Deny the allegations of paragraph 120 of the Amended Complaint.

     121. Deny the allegations of paragraph 121 of the Amended Complaint.

     122. Repeat and reallege paragraphs 1 through 121 of this Answer as if fully set forth herein.

     123. Aver that the allegations of paragraph 123 of the Amended Complaint state conclusions of law to which no response is required.

     124. Deny the allegations of paragraph 124 of the Amended Complaint.

     125. Deny the allegations of paragraph 125 of the Amended Complaint.

     126. Repeat and reallege paragraphs 1 through 125 of this Answer as if fully set forth herein.

     127. Aver that the allegations of paragraph 127 of the Amended Complaint state conclusions of law to which no response is required.


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

     128. Deny the allegations of paragraph 128 of the amended complaint.

     129. Deny the allegations of paragraph 129 of the amended complaint.

     130. Deny the allegations of paragraph 130 of the amended complaint.

                                  * * * * *

     131. Deny each and every allegation of the Amended Complaint not specifically admitted, and further aver that any allegation admitted is admitted only as to the specific facts admitted, and not as to any characterization, implication, speculation, or conclusion in the allegation or in the Amended Complaint as a whole.

                          FIRST AFFIRMATIVE DEFENSE

     132. The Amended Complaint fails to state a claim upon which relief can be granted.

                          SECOND AFFIRMATIVE DEFENSE

     133. The purported claims asserted by Plaintiffs must be brought, if at all, on behalf of Dana and thus are in the nature of derivative claims. Plaintiffs have failed to comply with the requirements of Virginia Code Section 13-672, which sets forth the requirements to institute and maintain a derivative action under Virginia law. Among other things, Plaintiffs have failed to make a demand upon the Dana Board of Directors with respect to the alleged claims.

                          THIRD AFFIRMATIVE DEFENSE

     134. The acts of the Dana Board of Directors in adopting and maintaining the shareholders' rights plan were specifically authorized by Virginia Code
Section 13.1-646.

                          FOURTH AFFIRMATIVE DEFENSE

     135. The Amended Complaint fails to state facts sufficient to overcome the statutory presumptions of the validity of Defendants' actions under Virginia Code Section 13.1-690.


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

                          FIFTH AFFIRMATIVE DEFENSE

     136. The claims alleged in the Amended Complaint are barred in whole or in part by Plaintiffs' inequitable conduct and unclean hands.

                          SIXTH AFFIRMATIVE DEFENSE

     137. The claims alleged in the Amended Complaint are barred in whole or in part by the doctrines of estoppel and IN PARI DELICTO.

                         SEVENTH AFFIRMATIVE DEFENSE

     138. Plaintiffs lack standing to assert the claims in the Amended
Complaint.

                          EIGHTH AFFIRMATIVE DEFENSE

     139. Plaintiffs have not suffered any legally cognizable damage by virtue of the matters alleged in the Amended Complaint.


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

                                  * * * * *

     140. Dana and the Directors reserve their rights to assert other defenses when and if they become appropriate.



                                          RESPECTFULLY SUBMITTED,

                                          DANA CORPORATION. JOSEPH M.
                                          MAGLIOCHETTI, BENJAMIN F. BAILAR,
                                          A. CHARLES BAILLIE, EDMUND M.
                                          CARPENTER, ERIC CLARK, GLEN H.
                                          HINER, JAMES P. KELLY, MARILYN R.
                                          MARKS, RICHARD B. PRIORY, FERNANDO
                                          M. SENDEROS, CHERYL W. GRISE




                                         ---------------------------------------
                                                      Counsel

Edward J. Fuhr (VSB No. 28082)
Stacy M. Colvin (VSB No. 36245)
Eric H. Feiler (VSB No. 44048)
Terence J. Rasmussen (VSB No. 48688)
HUNTON & WILLIAMS
      Riverfront Plaza, East Tower
      951 E. Byrd Street
      Richmond, Virginia 23219
      (804) 788-8200 (telephone)
      (804) 788-8218 (facsimile)

and

WACHTELL, LIPTON, ROSEN & KATZ
      51 West 52nd Street
      New York, NY  10019
      (212) 403-1000 (telephone)
      (212) 403-2000 (fax)

COUNSEL FOR ALL DEFENDANTS


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